Exhibit 24.4

                        POWER OF ATTORNEY

     The undersigned directors and/or officers of Diamond Shamrock, Inc., hereby constitute and appoint Timothy J. Fretthold, Todd Walker, Robert A. Profusek, James E. O'Bannon, Edward H. Molter and Wendy Dann Adato, or any of them, as the true and lawful attorneys-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, to do any and all acts and things in their names and in their respective capacities as a director and/or an officer of Diamond Shamrock, Inc., and to execute any and all instruments for them and in their names in the capacities indicated above, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Diamond Shamrock, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with a Registration Statement on Form S-3, including without limitation power and authority to sign for them, in their name in the capacities indicated above, such Registration Statement and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

/s/ B. CHARLES AMES           /s/ BOB MARBUT
    B. Charles Ames               Bob Marbut

/s/ E. GLENN BIGGS            /s/ KATHERIINE D. ORTEGA
    E. Glenn Biggs                Katherine D. Ortega

/s/ W. E. BRADFORD            /s/ R. C. BECKER
    W. E. Bradford                R. C. Becker

/s/ LAURO F. CAVAZOS          /s/ GARY E. JOHNSON
    Lauro F. Cavazos              Gary E. Johnson

/s/ W. H. CLARK               /s/ R. R. HEMMINGHAUS
    W. H. Clark                   R. R. Hemminghaus

/s/ WILLIAM L. FISHER
    William L. Fisher

Dated: May 13, 1996                               W2773.TW